EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use of my November 24, 2014 Report of Independent Registered Public Accounting Firm, relating to the financial statements of Emerald Data, Inc. for the period August 15 to August 31, 2014, which are incorporated in this Pre-Effective Form S-1 Registration.

I also consent to the reference to this firm under the caption “Experts” in the Registration Statements.

/S/ Terry L. Johnson, CPA

Terry L. Johnson, CPA

Casselberry, Florida

November 26, 2014